UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

February 9, 2007

Exact name of registrant as specified in its charter; Commission File No.:	Address of principal executive offices; zip code; registrant’s telephone number, including area code:	State or other jurisdiction of incorporation or organization; IRS Employer Identification No.:
Duquesne Light Holdings, Inc. 1-10290	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-1598483

Duquesne Light Company 1-956	411 Seventh Avenue Pittsburgh, PA 15219 412-393-6000	Pennsylvania 25-0451600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On February 9, 2007, Duquesne Light Company (“DLC”), a wholly owned subsidiary of Duquesne Light Holdings, Inc., entered into a Joint Petition of Settlement among all parties resolving all issues in the merger agreement application before the Pennsylvania Public Utility Commission (“PUC”). The settlement provides for, among other things:

•	rate benefits and protections to customers, including an agreement by DLC not to seek a distribution rate increase that would be effective prior to January 1, 2010;

•	corporate governance requirements;

•	commitments to the community, including an agreement to maintain the headquarters in Pittsburgh; and

•	service and reliability protections.

The settlement has been submitted to the administrative law judge presiding over the merger application regarding the proposed merger of Duquesne Light Holdings, Inc. and a consortium led by Macquarie Infrastructure Partners and Diversified Utility and Energy Trusts. Final effectiveness of the settlement is subject to (i) the administrative law judge’s review and recommendation and (ii) PUC review and approval. Both the administrative law judge and the PUC can accept, revise or reject the settlement, with the final determination being at the PUC’s discretion. Although DLC cannot predict the ultimate timing or outcome of these proceedings, we anticipate a timeline that will allow for a PUC decision during the second quarter of 2007.

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits

10.1	Joint Petition of Settlement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Duquesne Light Holdings, Inc.
(Registrant)

Date February 15, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

Duquesne Light Company
(Registrant)

Date February 15, 2007	/s/ Mark E. Kaplan
(Signature)
Mark E. Kaplan
Senior Vice President and
Chief Financial Officer

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